Exhibit 99.1

Polar Power Announces $2.8 Million Private Placement

GARDENA, CA – July 2, 2020 – Polar Power, Inc. (NASDAQ: POLA), a global provider of prime, backup and solar hybrid power solutions, today announced that it has entered into definitive agreements with certain institutional investors to raise aggregate gross proceeds of approximately $2.8 million through the private placement of its equity securities.

Polar Power will sell an aggregate of 1,250,000 shares of the Company’s common stock at $2.25 per share. Additionally, investors will receive a common stock purchase warrant to purchase up to a number of shares of the Company’s common stock equal to, for each share purchased by the investor, 0.5 shares of common stock. The warrants will have an exercise price of $3.13 per share, are exercisable immediately and have a term of five years. The offering is expected to close on or about July 7, 2020, subject to customary closing conditions.

Polar Power intends to use the net proceeds from the offering for working capital purposes.

Roth Capital Partners acted as exclusive placement agent for the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the offering have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Polar Power has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement.

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems and lithium battery storage systems for applications in the wireless telecommunications tower market and, in other markets, including military, electric vehicle charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com or follow us on www.linkedin.com/company/polar-power-inc/.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, whether the offering of securities will close on a timely basis, if at all. These statements relate to future events, future expectations, plans and prospects. Although Polar Power believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Polar Power has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Item 1A. Risk Factors" in the Form 10-K for year ended December 31, 2019 we filed with the SEC and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Polar Power undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.